QuickLinks -- Click here to rapidly navigate through this document

LODGENET ENTERTAINMENT CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

        This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of August 19, 2002 and entered into by and between LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation ("Borrower") and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders (in such capacity, "Administrative Agent"), and is made with reference to that certain Credit Agreement dated as of August 29, 2001 (the "Credit Agreement"), by and among Borrower, the Lenders named therein, Administrative Agent, the Syndication Agent named therein, the Co-Documentation Agents named therein, the Co-Lead Arrangers named therein and the Swing Line Lender named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

        WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to (i) adjust the financial covenants set forth herein; and (ii) make certain other amendments as set forth below.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

  Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendments to Section 1: Provisions Relating to Defined Terms

        The definition of "Indebtedness" in subsection 1.1 of the Credit Agreement is hereby amended by adding at the end thereof the following sentence:

        "Notwithstanding the foregoing, the long-term liability arising from the purchase by the Borrower of the internet on television and time shifted television products related to the InnMedia LLC joint venture from Hilton Hotels Corporation as consideration for a contract extension with respect to currently installed Hilton-owned guest rooms shall not constitute Indebtedness and shall under no circumstances exceed $9,000,000."

1.2  Amendments to Section 7: Borrower's Negative Covenants

        A. Minimum Consolidated Interest Coverage Ratio.    Subsection 7.6A of the Credit Agreement is hereby amended by deleting the Minimum Consolidated Interest Coverage Ratios set forth for the 2nd Fiscal Quarter of Fiscal Year 2003 and each Fiscal Quarter thereafter and substituting in lieu thereof the following:

Period	Minimum Consolidated Interest Coverage Ratio
2nd Fiscal Quarter, Fiscal Year 2003	2.25:1.00
3rd Fiscal Quarter, Fiscal Year 2003	2.25:1.00
4th Fiscal Quarter, Fiscal Year 2003	2.25:1.00
1st Fiscal Quarter, Fiscal Year 2004	2.25:1.00
2nd Fiscal Quarter, Fiscal Year 2004	2.25:1.00
3rd Fiscal Quarter, Fiscal Year 2004	2.50:1.00
4th Fiscal Quarter, Fiscal Year 2004	2.50:1.00
1st Fiscal Quarter, Fiscal Year 2005	2.50:1.00
2nd Fiscal Quarter, Fiscal Year 2005	2.50:1.00
3rd Fiscal Quarter, Fiscal Year 2005	2.50:1.00
4th Fiscal Quarter, Fiscal Year 2005	2.50:1.00
1st Fiscal Quarter, Fiscal Year 2006 and each Fiscal Quarter thereafter	2.75:1.00

        B. Maximum Consolidated Total Leverage Ratio.    Subsection 7.6B of the Credit Agreement is hereby amended by deleting the Maximum Consolidated Total Leverage Ratios set forth for the 4th

Fiscal Quarter of Fiscal Year 2002 and each Fiscal Quarter thereafter and substituting in lieu thereof the following:

Period	Maximum Consolidated Total Leverage Ratio
4th Fiscal Quarter, Fiscal Year 2002	4.50:1.00
1st Fiscal Quarter, Fiscal Year 2003	4.50:1.00
2nd Fiscal Quarter, Fiscal Year 2003	4.50:1.00
3rd Fiscal Quarter, Fiscal Year 2003	4.50:1.00
4th Fiscal Quarter, Fiscal Year 2003	4.40:1.00
1st Fiscal Quarter, Fiscal Year 2004	4.25:1.00
2nd Fiscal Quarter, Fiscal Year 2004	4.25:1.00
3rd Fiscal Quarter, Fiscal Year 2004	4.00:1.00
4th Fiscal Quarter, Fiscal Year 2004	4.00:1.00
1st Fiscal Quarter, Fiscal Year 2005	4.00:1.00
2nd Fiscal Quarter, Fiscal Year 2005	4.00:1.00
3rd Fiscal Quarter, Fiscal Year 2005	4.00:1.00
4th Fiscal Quarter, Fiscal Year 2005	3.75:1.00
1st Fiscal Quarter, Fiscal Year 2006	3.75:1.00
2nd Fiscal Quarter, Fiscal Year 2006	3.75:1.00
3rd Fiscal Quarter, Fiscal Year 2006	3.75:1.00
4th Fiscal Quarter, Fiscal Year 2006	3.50:1.00
1st Fiscal Quarter, Fiscal Year 2007	3.50:1.00
2nd Fiscal Quarter, Fiscal Year 2007	3.50:1.00
3rd Fiscal Quarter, Fiscal Year 2007	3.50:1.00
4th Fiscal Quarter, Fiscal Year 2007	3.50:1.00
1st Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	3.25:1.00

        C. Maximum Consolidated Senior Secured Leverage Ratio.    Subsection 7.6C of the Credit Agreement is hereby amended by deleting the Maximum Consolidated Senior Secured Leverage Ratios set forth for the 4th Fiscal Quarter of Fiscal Year 2002 and each Fiscal Quarter thereafter and substituting in lieu thereof the following:

Period	Maximum Consolidated Senior Secured Leverage Ratio
4th Fiscal Quarter, Fiscal Year 2002	2.50:1.00
1st Fiscal Quarter, Fiscal Year 2003	2.50:1.00
2nd Fiscal Quarter, Fiscal Year 2003	2.50:1.00
3rd Fiscal Quarter, Fiscal Year 2003	2.50:1.00
4th Fiscal Quarter, Fiscal Year 2003	2.50:1.00
1st Fiscal Quarter, Fiscal Year 2004	2.50:1.00
2nd Fiscal Quarter, Fiscal Year 2004	2.50:1.00
3rd Fiscal Quarter, Fiscal Year 2004	2.50:1.00
4th Fiscal Quarter, Fiscal Year 2004	2.50:1.00
1st Fiscal Quarter, Fiscal Year 2005 and each Fiscal Quarter thereafter	2.25:1.00

  Section 2. CONDITIONS TO EFFECTIVENESS

        Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Amendment Effective Date"):

        A. On or before the Amendment Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) copies of this Amendment, executed by Borrower.

        B. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

        C.    On or before the Amendment Effective Date, Borrower shall have paid to Administrative Agent for distribution to each Consenting Lender, an amendment fee for each such Consenting Lender equal to 0.125% of the sum of the Term Loan Exposure plus the Revolving Loan Exposure of such Consenting Lender. As used in the preceding sentence, "Consenting Lender" means each Lender that has executed a consent to this Amendment in the form attached hereto as Exhibit A (a "Lender Consent") on or before August 19, 2002.

  Section 3. BORROWER'S REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

        A. Corporate Power and Authority.    Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

        B. Authorization of Agreements.    The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

        C. No Conflict.    The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries; or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries.

        D. Governmental Consents.    The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

        E. Binding Obligation.    This Amendment and the Amended Agreement have been duly executed and delivered by Borrower and are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        F. Incorporation of Representations and Warranties From Credit Agreement.    The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        G. Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

  Section 4. MISCELLANEOUS

        A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

  (i)
  On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

  (ii)
  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

  (iii)
  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        B. Fees and Expenses.    Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

        C. Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E. Counterparts; Effectiveness.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This

Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Borrower and Administrative Agent and the execution of a Lender Consent by Requisite Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

(remainder of page intentionally left blank)

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LODGENET ENTERTAINMENT CORPORATION
By:	/s/ GARY H. RITONDARO
Name: Gary H. Ritondaro
Title: Chief Financial Officer
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent
By:	/s/ DEAN J. DECKER
Name: Dean J. Decker
Title: Managing Director CIBC World Markets Corp., as AGENT

QuickLinks

LODGENET ENTERTAINMENT CORPORATION FIRST AMENDMENT TO CREDIT AGREEMENT
RECITALS